EXHIBIT 77Q1(a) TO NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND N-SAR 3/2/09
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File Number: 811-21342
CIK Number: 0001228361


                          RESTATED CERTIFICATE OF TRUST

                                       FOR

                   NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND

  (FORMERLY LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND (THE TRUST))



This Restated Certificate of Trust is being duly executed and filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.).


                                    ARTICLE I
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The name of the statutory trust formed hereby is:

          Neuberger Berman High Yield Strategies Fund



                                   ARTICLE II
                                   ----------

Neuberger Berman High Yield Strategies Fund is a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1 et seq.).



                                   ARTICLE III
                                   -----------

The address of the registered office of Neuberger Berman High Yield Strategies Fund in the State of Delaware is:

          Corporation Service Company
          2711 Centerville Road, Suite 400
          Wilmington, New Castle County, Delaware 19808



                                   ARTICLE IV
                                   ----------

The address of the registered agent for service of process on Neuberger Berman High Yield Strategies Fund in the State of Delaware is:

          Corporation Service Company
          2711 Centerville Road, Suite 400
          Wilmington, New Castle County, Delaware 19808

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The name of the registered agent at such address is:

          Corporation Service Company

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                                    ARTICLE V
                                    ---------

This Restated Certificate of Trust shall become effective on December 19, 2008 in the Office of the Secretary of State of Delaware.


                                   ARTICLE VI
                                   ----------

The date of filing of the original certificate of trust:

          April 8, 2003


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         IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Restated Certificate of Trust of the Trust as of this 15th day of December 2008.



               /s/ Peter E. Sundman
               --------------------
               Name: Peter E. Sundman
               Title: Trustee


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